Exhibit 10.3

THIS AGREEMENT ("Termination Agreement") is made on the 6 day of November 2007

BETWEEN:

(1) ZONE 4 PLAY INC. a company registered under the laws of Delaware and whose principal place of business is at 103 Foulk Road, Suite 202, Wilmington, Delaware 19803 U.S.A ("Z4P");

(2) WINNER.COM (UK) LIMITED a company registered in England and Wales under number 4494943 and whose registered office is at 16 Theberton Street, Islington, London N1 0QX ("WINNER"); and

(3) TWO WAY MEDIA LIMITED a company registered in England and Wales under number 4904168 and whose registered office is at 19 Bolsover Street, London W1W 5NA ("TWM").

                   Each a "PARTY" and together the "PARTIES".

WHEREAS:

(A) All the above Parties have entered into an Interactive Fixed Odds Betting Services Agreement" dated 22nd Feb 2005 (the "AGREEMENT")

(B) The Parties have agreed to amend and restructure the nature of their joint activities.

NOW THEREFORE for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the Parties have agreed as follows:

     1) Z4P and TWM have incorporated a new entity in Alderney bearing the name Two Way Gaming Limited (the "COMPANY") to conduct certain gambling activity undertaken by Z4P and TWM .

     2) The Parties hereby agree to terminate the Agreement as of the date of this Termination Agreement. Z4P and TWM have agreed to replace it with a new agreement as well as other auxiliary documents (the "SHAREHOLDERS' AGREEMENT") to regulate and govern the continuing relationship between Z4P and TWM. Winner is not a party to, and shall have no rights or obligations under, the Shareholders' Agreement and shall have no further involvement in such gambling activity undertaken by Z4P and TWM with the sole exception of the Grant Letter (as defined below).

     3) Z4P has agreed to grant to Winner an option to purchase directly from Z4P part of Z4P's shareholding in the Company equivalent to 7.5% of the Company's total shares on a fully diluted basis on the terms of a letter agreement, and no less then 15% of the Company's share held by Z4P (the "GRANT LETTER") which will be signed simultaneously by Z4P and Winner with this Termination Agreement.

     4) The Parties agree and acknowledge that the documents above (the Shareholders' Agreement and the Grant Letter) aim to address the performance of all aspects of the joint activities and redefine the rights and obligations of the Parties.

     5) The Parties, and in particular Winner, acknowledge that the Company holding shall be on a 50/50 basis whereby TWM and Z4P shall each hold 50% of the shares of the Company.

     6) Prior to signing this Termination Agreement, TWM has paid to Winner and Winner hereby acknowledges receipt of all moneys owed by TWM to Winner under the Agreement up to the date of signing the Termination Agreement, and Winner acknowledges that no further moneys are owed by TWM under any existing agreements.


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     7)   Winner hereby declares, represents, undertakes and warrants on behalf of itself and any Winner group companies that, subject to the Grant
          Letter:

          (a) Winner and all Winner group companies hereby waive any and all rights, whether current or future, granted to it or otherwise arising under or in relation to the Agreement;

          (b) Winner and all Winner group companies waive any rights they may have under the provisions of the Agreement, or otherwise, to make any claim against TWM, Z4P or the Company;

          (c) Winner and any Winner group companies shall have no (and shall not claim any) right, title or interest whether under the Agreement, or otherwise, in relation to the Winner Channel brand and/or logo and/or domain names and shall not make any claim against TWM, Z4P or the Company (or any other party licensed by TWM, Z4P or the Company) in relation to its use in any way in any territory; and

          (d) Winner and any Winner group companies shall execute such further documents or do such further acts as TWM, Z4P or the Company may reasonably request in order to confirm the provisions of this Clause 7.

     8) Z4P & TWM hereby declare and warrant that, subject to the Grant Letter, they, jointly and severally, waive any and all rights, whether current or future, granted to each under the Agreement. Subject always to Clause 7 above and the rights of Z4P and TWM to the Winner Channel brand and/or logo and/or domain names, Z4P & TWM waive and terminate any rights they had under the provisions of the Agreement, in particular but without prejudice to Winner's use of the "Winner.com" brand or logo or trademark, and to the use of the domain name winner.co.uk and that Z4P & TWM waive any rights either of them have under the provisions of the Agreement or otherwise to make any claim against Winner.

     9) TWM herby declare and warrants that it waives its right to own five (5%) percent of Winner's outstanding shares and its right to the option to purchase additional ten (10%) percent of Winner's outstanding shares. TWM shall execute such further documents or do such further acts as Winner may reasonably request in order to confirm the provisions of this Clause 9.

     10) TWM hereby acknowledges it is aware of the Grant Letter (and its content) to be signed between Z4P & Winner. TWM confirms that it approves and is supportive of the Grant Letter and that it shall not knowingly prevent such performance by Z4P and Winner

     11) This Termination Agreement shall be governed by and construed in accordance with the laws of England. Each Party agrees to submit to the non-exclusive jurisdiction of the courts of England.


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IN WITNESS WHEREOF this Agreement has been executed by duly authorised representatives of the parties



SIGNED by on behalf of          )      Signature:        /s/ Jean De Fougerolles
TWO WAY MEDIA LIMITED           )
                                )      Print name:       Jean De Fougerolles
                                )
                                       Title:            CEO


SIGNED by on behalf of          )      Signature:        /s/ Uri Levi
ZONE 4 PLAY, INC.               )
                                )      Print name:       Uri Levy
                                )
                                       Title: Acting CEO and CFO


SIGNED by on behalf of          )      Signature:        /s/ Citron Shimon
WINNER.COM (UK) LIMITED         )
                                )      Print name:       Citron Shimon
                                )
                                       Title:            CEO